Exhibit 4.9

SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan

Article 1

Effective Date, Objectives and Duration

1.1 Adoption of the Plan. The Board of Directors of SunTrust Banks, Inc., a Georgia corporation (the “Company”), adopted the 2018 Omnibus Incentive Compensation Plan (the “Plan”) on February 13, 2018, subject to approval by the shareholders of the Company. The terms of the Plan are set forth herein. The Plan shall become effective (the “Effective Date”) at such time as the shareholders of the Company have approved it by a majority of the votes cast at a duly held meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan. If the shareholders of the Company do not so approve the Plan within twelve (12) months after the date the Board of Directors of the Company adopted the Plan, the Plan shall terminate. Awards may be granted under the Plan only after the shareholders of the Company have approved the Plan.

1.2 Objectives of the Plan. The Plan is intended (a) to attract, retain, motivate and reward highly qualified persons to serve as employees and Non-Employee Directors and to promote ownership by such employees and Non-Employee Directors of a greater proprietary interest in the Company, thereby aligning such employees’ and Non-Employee Directors’ interests more closely with the interests of the Company’s shareholders, (b) to allow Grantees to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company to work to increase the value of the Company, (c) to provide cash incentive compensation opportunities that are competitive with those of peer corporations, (d) to optimize the profitability and growth of the Company and its Affiliates through incentives that are consistent with the Company’s goals, (e) to provide Grantees with an incentive for excellence in individual performance, and (f) to promote teamwork among employees and Non-Employee Directors.

1.3 Duration of the Plan. Provided the shareholders of the Company approve the Plan as described above, the Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 16 hereof, until the date that is ten (10) years after the date the Board adopted the Plan, i.e., February 12, 2028, or, if earlier, the date all Shares subject to the Plan shall have been issued, and the restrictions on all Awards granted under the Plan shall have lapsed, according to the Plan’s provisions.

Article 2

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “409A Award” has the meaning set forth in Section 17.1.

2.2 “Account” means the bookkeeping account established by the Company for each Participant granted Phantom Stock under the Plan. A Participant’s Account shall be utilized solely as a device for the determination and measurement of the payment to the Participant of Phantom Stock granted pursuant to this Plan. A Participant’s Account shall not constitute or be treated as a trust fund of any kind.

2.3 “Acquired Entity” has the meaning set forth in Section 5.6(b).

2.4 “Acquired Entity Awards” has the meaning set forth in Section 5.6(b).

2.5 “Affiliate” means any corporation or other entity, including but not limited to partnerships, limited liability companies and joint ventures, with respect to which the Company, directly or indirectly, owns as applicable (a) shares or stock possessing fifty percent (50%) or more of the total combined voting power of all classes of shares or stock entitled to vote, or fifty percent (50%) or more of the total value of all shares of all classes of shares or stock of such corporation, or (b) an aggregate of fifty percent (50%) or more of the profits interests or capital interests of a non-corporate entity. Affiliate includes any corporation or other entity that becomes such on or after the Effective Date.

2.6 “Applicable Law” means U.S. federal, state and local laws applicable to the Company, any legal or regulatory requirement relating to the Plan, Awards and/or Shares under applicable U.S. federal, state and local laws, the requirements of the NYSE and any other stock exchange or automated quotation system upon which the Shares are listed, the Code and any other U.S. federal, state and local tax laws applicable to the Company or relating to the Plan, Awards and/or Shares, and the applicable laws, rules, regulations and requirements of any other country or jurisdiction where Awards are or are to be granted, exercised, vested or settled, as such laws, rules, regulations and requirements shall be in place from time to time.

2.7 “Award” means Options (including non-qualified options and Incentive Stock Options), SARs, Restricted Shares, Restricted Stock Units, Dividend Equivalents, Phantom Stock, Bonus Shares, Cash Incentive Awards or Other Stock-Based Awards granted under the Plan.

2.8 “Award Agreement” means either (a) a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company to a Grantee describing the terms and provisions of such Award, including in either case any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Grantee.

2.9 “Beneficiary” means one or more persons or entities that become entitled to receive any amount payable under this Plan at the Participant’s death. The Participant’s Beneficiary is the Participant’s surviving spouse, unless the Participant designates one or more persons or entities to be the Participant’s Beneficiary. The Participant may make, change or revoke a Beneficiary designation at any time before his death without the consent of the Participant’s spouse or anyone the Participant previously named as a Beneficiary, and the Participant may designate primary and secondary Beneficiaries. A Beneficiary designation must comply with procedures established by the Committee and must be received by the Committee before the Participant’s death. If the Participant dies without a valid Beneficiary designation (as determined by the Committee) and has no surviving spouse, the Beneficiary shall be the Participant’s estate.

2.10 “Board” means the Board of Directors of the Company.

2.11 “Bonus Shares” means Shares that are awarded to a Grantee with or without cost (save in all events for payment by the Grantee in cash of the nominal value per Share if required by Applicable Law) and without restrictions either in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise), as an inducement to become an Eligible Person or, with the consent of the Grantee, as payment in lieu of any cash remuneration otherwise payable to the Grantee.

2.12 “Cash Incentive Award” means an Award granted under Article 15 of the Plan.

2.13 “Cause” shall have the same definition as under any employment, change in control or service agreement between the Company or any Affiliate and the Participant or, if no such employment, change in control or service agreement exists or if such employment, change in control or service agreement does not contain any such definition, “Cause” means for purposes of this Plan and as determined by the Committee, in its sole discretion, one or more of the following actions that serves as the primary reason(s) for the termination of the Participant’s employment with the Company or any Affiliate:

(a) the Participant’s willful and continued failure to perform his job duties in a satisfactory manner after written notice from the Company or Affiliate to Participant and a thirty (30) day period in which to cure such failure;

(b) the Participant’s conviction or plea of nolo contendere of a felony or engagement in a dishonest act, misappropriation of funds, embezzlement, criminal conduct or common law fraud;

(c) the Participant’s material violation of the Code of Business Conduct and Ethics of the Company or any Affiliate;

(d) the Participant’s engagement in an act that materially damages or materially prejudices the Company or any Affiliate or the Participant’s engagement in activities materially damaging to the property, business or reputation of the Company or any Affiliate; or

(e) the Participant’s failure and refusal to comply in any material respect with the current and any future amended policies, standards and regulations of the Company, any Affiliate and/or their regulatory agencies, if such failure continues after written notice from the Company or Affiliate to the Participant and a thirty (30) day period in which to cure such failure, or the determination by any such governing agency that the Participant may no longer serve as an officer of the Company or the Affiliate.

2.14 “CEO” means the Chief Executive Officer of the Company.

2.15 “Change in Control” means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act as in effect at the time of such

“change in control,” pursuant to which (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing thirty percent (30%) or more of the combined voting power for the election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) within any period of 24 consecutive months, persons who were members of the Board immediately prior to such 24-month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 24-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board; (iii) there is a consummation of any reorganization, merger, consolidation or share exchange (other than a merger with a wholly-owned subsidiary of the Company) or any dissolution or liquidation of the Company or any sale or disposition of fifty percent (50%) or more of the assets or business of the Company, unless the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of any such transaction beneficially own sixty percent (60%) or more of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction, in substantially the same proportion that each such person had beneficially owned shares of the Company’s common stock immediately before the consummation of such transaction, and determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Company by such persons immediately before the consummation of such transaction.

Notwithstanding the foregoing, in the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, there shall not be a Change in Control unless there is a change in the ownership or effective control of the Company, or in a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code where necessary for such Award to comply with Section 409A of the Code.

2.16 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.17 “Committee” has the meaning set forth in Section 3.1(a).

2.18 “Company” means SunTrust Banks, Inc., a Georgia corporation, and any successor thereto.

2.19 “Compensation Committee” means the compensation committee of the Board.

2.20 “Corporate Transaction” has the meaning set forth in Section 4.2(b).

2.21 “Disability” or “Disabled” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan:

(a) Except as provided in (b) or (c) below, disability means, for any Participant, any injury, illness or sickness that qualifies as a long-term disability within the meaning of the Company’s long-term disability program (“LTD Program”) and on account of which such Participant is entitled to receive LTD Program benefits;

(b) In the case of an Incentive Stock Option or an Award granted in tandem with an Incentive Stock Incentive, disability has the meaning under Section 22(e)(3) of the Code; and

(c) In the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, disability means as defined in regulations under Code Section 409A where necessary for such Award to comply with Section 409A of the Code. For purpose of Code Section 409A, a Grantee will be considered Disabled if:

(i) the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(ii) the Grantee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Grantee’s employer.

2.22 “Dividend Equivalent” means a right to receive cash or Shares equal to any dividends paid on Shares, if and when paid or distributed, on a specified number of Shares, which dividends have a record date on or after the date of grant of the Dividend Equivalents or related Award and before the date Dividend Equivalents or related Award become payable.

2.23 “DRO” has the meaning set forth in Section 5.4 (a).

2.24 “Effective Date” has the meaning set forth in Section 1.1.

2.25 “Eligible Person” means any employee (including any officer) of, or Non-Employee Director of, the Company or any Affiliate, or potential employee (including a potential officer) of, or potential Non-Employee Director of, the Company or an Affiliate; provided, however, that (i) solely with respect to the grant of an Incentive Stock Option, an Eligible Person shall be any employee (including any officer) of the Company or any Subsidiary Corporation and (ii) the Committee may establish additional eligibility criteria for determining an Eligible Person for any Awards granted hereunder. Solely for purposes of Section 5.6(b), current or former employees or non-employee directors of an Acquired Entity who receive Substitute Awards in substitution for Acquired Entity Awards shall be considered Eligible Persons under this Plan with respect to such Substitute Awards.

2.26 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.27 “Exercise Price” means (a) with respect to an Option, the price at which a Share may be purchased by a Grantee pursuant to such Option or (b) with respect to an SAR, the price established at the time an SAR is granted pursuant to Article 7, which is used to determine the amount, if any, of the payment due to a Grantee upon exercise of the SAR.

2.28 “Fair Market Value” means (1) the closing price on any date for a Share as reported by The Wall Street Journal under the NYSE Composite Transactions quotation system (or under any successor quotation system) or, if Shares are no longer traded on the NYSE, under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a Share might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts, determined in a manner consistent with Treasury Regulation § 1.409A-1(b)(5)(iv)(B). If the closing price for a Share is misquoted or omitted by the applicable publication, the Committee shall directly solicit the information from officials of the stock exchange or from other informed independent market sources. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Participant. Notwithstanding the foregoing, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Award Agreement applicable to the Award. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a Share on the NYSE or other securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days but must in all cases be consistent with Treasury Regulation § 1.409A-1(b)(5)(iv)(B).

2.29 “FICA” has the meaning set forth in Section 18.1(a).

2.30 “Forfeiture” means, in relation to Restricted Shares, the compulsory transfer of Restricted Shares by the Grantee, in accordance with and on and subject to the terms set out in the Award Agreement to one of the following, at the election of the Company: the Company, subject to Applicable Law, an employee benefit trust established by the Company, or an unrelated third party designated by the Company. “Forfeiture” means, in relation to any other Award, the termination of the Award without the Award becoming vested or payable. “Forfeitable,” “Forfeited” and “non-Forfeitable” shall be construed accordingly.

2.31 “Forfeiture Transferee” means the person to which or whom Restricted Shares are transferred pursuant to Forfeiture.

2.32 “Full Value Award” means an Award other than an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

2.33 “Good Reason” has the same definition as under any employment, change in control or service agreement between the Company or any Affiliate and the Participant or, if no such employment, change in control or service agreement exists or if such employment, change in control or service agreement does not contain any such definition, Good Reason shall mean, without the Participant’s consent, the following:

(i) any action taken by the Company or an Affiliate which results in a material reduction in the Participant’s authority, duties or responsibilities (except that any change in the foregoing that results solely from (A) the Company ceasing to be a publicly traded entity or from the Company becoming a wholly-owned subsidiary of another publicly traded entity or (B) any change in the geographic scope of the Participant’s authority, duties or responsibilities will not, in any event and standing alone, constitute a substantial reduction in the Participant’s authority, duties or responsibilities);

(ii) the assignment to the Participant of duties that are materially inconsistent with Participant’s authority, duties or responsibilities;

(iii) any material decrease in the Participant’s base salary or annual bonus opportunity, except to the extent the Company has instituted a salary or bonus reduction generally applicable to all similar employees of the Company other than in contemplation of or after a Change in Control;

(iv) the relocation of the Participant to any principal place of employment other than that as of the date of grant of the Award, or any requirement that Participant relocate his residence other than to that as of the date of grant of the Award, without the Participant’s express written consent to either such relocation, which in either event would increase the Participant’s commute by more than fifty (50) miles; provided, however, this subsection (iv) shall not apply in the case of business travel which requires the Participant to relocate temporarily for periods of ninety (90) days or less; or

(v) the failure by the Company to pay to the Participant any portion of the Participant’s base salary or annual bonus within thirty (30) days after the date the same is due.

Notwithstanding the above, and without limitation, “Good Reason” shall not include any resignation by the Participant where Cause for the Participant’s termination by the Company or an Affiliate exists. The Participant must give the Company or Affiliate that employs the Participant notice of any event or condition that would constitute “Good Reason” within thirty (30) days of the event or condition which would constitute “Good Reason,” and upon the receipt of such notice the Company or Affiliate that employs the Participant shall have thirty (30) days to remedy such event or condition. If such event or condition is not remedied within such thirty (30)-day period, any termination of employment by the Participant for “Good Reason” must occur within thirty (30) days after the period for remedying such condition or event has expired.

2.34 “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.

2.35 “Grantee” means a person who has been granted an Award.

2.36 “Immediate Family” has the meaning set forth in Section 5.4(c).

2.37 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.38 “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.39 “Involuntary Termination” means a Participant’s Termination of Affiliation by reason of a reduction in force which results in the Participant’s eligibility for payment of a severance benefit pursuant to the terms of the Company’s Severance Pay Plan or any successor to such plan, including without limitation any requirement that the Participant sign and not revoke any severance agreement, waiver and release required under the Company’s Severance Pay Plan or any successor to such plan.

2.40 “Management Committee” has the meaning set forth in Section 3.1(b).

2.41 “Net After Tax Receipt” has the meaning set forth in Article 19.

2.42 “NYSE” means the New York Stock Exchange.

2.43 “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

2.44 “Nonqualified Stock Option” means an option that is not intended to meet the requirements of Section 422 of the Code.

2.45 “Option” means an option granted under Article 6 of the Plan.

2.46 “Other Stock-Based Award” means a right, granted under Article 13 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.47 “Overpayment” has the meaning set forth in Article 19.

2.48 “Performance-Based Award” means an Award with respect to which the grant, vesting, payment and/or settlement is contingent upon the satisfaction of specified Performance Measures in the specified Performance Period.

2.49 “Performance Measures” has the meaning set forth in Section 4.4.

2.50 “Performance Period” means the time period during which performance goals must be met.

2.51 “Period of Restriction” means the period during which Restricted Shares are subject to Forfeiture, if the conditions specified in the Award Agreement are not satisfied.

2.52 “Period of Vesting” means the period during which the Award is subject to Forfeiture or may not be exercised if the conditions specified in the Award Agreement are not satisfied.

2.53 “Permitted Transferee” has the meaning set forth in Section 5.4 (c).

2.54 “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.55 “Phantom Stock” means a contractual right, granted under Article 12, to receive an amount in cash equal to the Fair Market Value of a Share in accordance with the conditions specified in the Award Agreement.

2.56 “Plan” means this SunTrust Banks, Inc. 2017 Omnibus Incentive Compensation Plan, in its current form or as hereafter amended.

2.57 “Pre-Existing Plans” mean each of the SunTrust Banks, Inc. 2009 Stock Plan and the SunTrust Banks, Inc. 2004 Stock Plan, as in effect on the Effective Date or as thereafter amended.

2.58 “Present Value” has the meaning set forth in Article 19.

2.59 “Reduced Amount” has the meaning set forth in Article 19.

2.60 “Restricted Shares” means Shares issued under Article 8 that are both subject to Forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares, and subject to the Grantee paying the nominal value in cash for each Share to the extent required by the Committee.

2.61 “Restricted Stock Units” are rights, granted under Article 9, to receive Shares if the Grantee satisfies the conditions specified in the Award Agreement applicable to such rights, and subject to the Grantee paying the nominal value in cash for each such Share to the extent required by the Committee.

2.62 “Retirement” means a Participant’s Separation from Service on or after attaining age sixty (60) and completing at least ten (10) years of service (as determined by the Committee in its discretion) or such other definition of Retirement as the Committee may determine and set forth in an Award Agreement.

2.63 “Retirement Plan” means the SunTrust Banks, Inc. Retirement Plan or its successor or replacement plan.

2.64 “Returned Shares” has the meaning set forth in Section 4.1.

2.65 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.66 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.67 “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.68 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.69 “Separation from Service” means a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h). For this purpose, a “separation from service” is deemed to occur on the date that the Company and the Grantee reasonably anticipate that the level of bona fide services the Grantee would perform for the Company and/or any Affiliates after that date (whether as an employee, Non-Employee Director or consultant or independent contractor) would permanently decrease to a level that, based on the facts and circumstances, would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service. The Committee retains the right and discretion to specify, and may specify, whether a separation from service occurs for individuals providing services to the Company or an Affiliate immediately prior to an asset purchase transaction in which the Company or an Affiliate is the seller who provides services to a buyer after and in connection with such asset purchase transaction; provided, such specification is made in accordance with the requirements of Treasury Regulation Section 1.409A-1(h)(4).

2.70 “Share” means the common stock, $1.00 par value per share, of the Company, and, unless the context otherwise requires, such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.71 “Stock Appreciation Right” or “SAR” means an Award granted under Article 7 of the Plan.

2.72 “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Award, each of the corporations other than the last corporation in the unbroken chain owns shares or stock possessing fifty percent (50%) or more of the total combined voting power of all classes of shares or stock in one of the other corporations in such chain.

2.73 “Substitute Awards” has the meaning set forth in Section 5.6(b).

2.74 “Surviving Company” means the surviving corporation in any merger or consolidation, involving the Company, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a sale of substantially all of the outstanding shares or stock of the Company.

2.75 “Tax Date” has the meaning set forth in Section 18.1(a).

2.76 “Tendered Restricted Shares” has the meaning set forth in Section 6.5.

2.77 “Term” of any Option or SAR means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled. No Option or SAR granted under this Plan shall have a Term exceeding ten (10) years.

2.78 “Termination of Affiliation” mean the Grantee’s Separation from Service.

2.79 “Underpayment” has the meaning set forth in Article 19.

Article 3

Administration

3.1 Committee.

(a) Subject to Article 16 and Section 3.2, the Plan shall be administered by the Compensation Committee or the Board itself if no Compensation Committee exists. Notwithstanding the foregoing, either the Board or the Compensation Committee may at any time and in one or more instances reserve administrative powers to itself as the Committee or exercise any of the administrative powers of the Committee. To the extent the Board or Compensation Committee considers it desirable, the Committee shall consist of two or more directors of the Company, all of whom qualify as “independent directors” within the meaning of the NYSE listing standards and Section 16 Non-Employee Directors. The number of members of the Committee may from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect.

(b) The Board or the Compensation Committee may appoint and delegate to another committee (“Management Committee”), or to the CEO, any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers or Non-Employee Directors, or who are (or are expected to be) Section 16 Persons, at the time any such delegated authority is exercised.

(c) Unless the context requires otherwise, any references herein to “Committee” include references to, the Board or the Compensation Committee to the extent the Board or the Compensation Committee, as applicable, has assumed or exercises administrative powers itself as the Committee pursuant to subsection (a), and to the Management Committee or the CEO to the extent either has been delegated authority pursuant to subsection (b), as applicable; provided that, (i) for purposes of Awards to Non-Employee Directors, “Committee” shall include only the full Board, and (ii) for purposes of Awards intended to comply with Rule 16b-3, “Committee” shall include only the Compensation Committee.

3.2 Powers of Committee. Subject to and consistent with the provisions of the Plan (including Article 16), the Committee has full and final authority and sole discretion as follows, provided that any such authority or discretion exercised with respect to a specific Non-Employee Director shall be approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, but excluding the Non-Employee Director with respect to whom such authority or discretion is exercised:

(a) to determine when, to whom and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any Exercise Price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c) to determine the benefit payable under the Award and to determine whether any performance or vesting conditions have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e) to determine the Term of any Option or SAR;

(f) to determine the amount that a Grantee shall pay for Shares delivered pursuant to an Award, which shall be no less than the nominal value per Share if required by Applicable Law, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Awards shall be Forfeited and whether such Shares shall be held in escrow;

(g) to determine whether, to what extent and under what circumstances, subject to Applicable Law, an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h) to determine with respect to Awards granted to Eligible Persons whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee;

(i) subject to Section 3.3 below, to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(j) to provide in the terms of the Award or otherwise for accelerated exercisability or vesting of any Award upon the occurrence of one or more events other than completion of a service period, including without limitation the Participant’s Retirement, death, Disability, Involuntary Termination, Termination of Affiliation by the Company and its Affiliates without Cause or by the Participant for Good Reason or a Change in Control.

(k) to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(l) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(m) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(n) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan (and not inconsistent with Section 5.4); provided, however, that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new Applicable Law or change in an existing Applicable Law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(o) subject to Section 3.3, to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(p) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(q) to make adjustments in the terms and conditions of, and the criteria in, Awards for events and circumstances (including without limitation for events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in Applicable Laws, regulations or accounting principles;

(r) adopt rules and/or procedures (including the adoption of any subplan under the Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures;

(s) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(t) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and shareholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 4.3 and 5.7(c)). The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation.

The Company shall bear all expenses of administering the Plan. The Company shall indemnify and hold harmless each person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any action, claim, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such person if (i) applicable law or the Company’s Articles of Incorporation or Bylaws prohibit such indemnification or (ii) such person did not act in good faith and in a manner that such person believed to be consistent with the Plan or (iii) such person’s conduct constituted gross negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.

Notwithstanding any provision of the Plan to the contrary, to comply with the laws in other countries in which Participants are located, or to comply with the requirements of any foreign stock exchange, the Committee, in its sole discretion, may: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Participants outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws or listing requirements of any such foreign stock exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Article 4; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other securities law or governing statute or any other Applicable Law.

3.3 No Repricings. Notwithstanding any provision in Section 3.2 to the contrary, the terms of any outstanding Option or SAR may not be amended to reduce the Exercise Price of such Option or SAR, or cancel any outstanding Option or SAR in exchange for other Options or SARs with an Exercise Price that is less than the Exercise Price of the cancelled Option or SAR or for any cash payment (or Shares having with a Fair Market Value) in an amount that exceeds the excess of the Fair Market Value of the Shares underlying such cancelled Option or SAR over the aggregate Exercise Price of such Option or SAR or for any other Award, without shareholder approval; provided, however, that the restrictions set forth in this Section 3.3, shall not apply (i) unless the Company has a class of shares or stock that is registered under Section 12 of the Exchange Act or (ii) to any adjustment allowed under to Section 4.2.

Article 4

Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 and except as provided in Section 5.6(b), the maximum number of Shares hereby reserved for delivery in connection with Awards under the Plan shall be

16,700,000 Shares, less the number of Shares subject to awards granted under the Pre-Existing Plans after December 31, 2017, plus the number of Shares subject to awards granted under the Pre-Existing Plans which become available in accordance with the provisions below after December 31, 2017; provided, however, that the total number of Shares that may be delivered pursuant to the exercise of Incentive Stock Options granted hereunder shall not exceed 16,700,000. If the shareholders of the Company approve the Plan, no further awards shall be granted under the Pre-Existing Plans after the Effective Date, provided, however, that nothing in this Plan shall affect any awards granted under the Pre-Existing Plans which are outstanding on the Effective Date until such time, if any, that any Shares subject to such awards granted under the Pre-Existing Plans become available in accordance with the provisions herein.

Shares covered by an Award shall only be counted as used to the extent actually used. A Share issued in connection with an Award under the Plan shall reduce the total number of Shares available for issuance under the Plan by one; provided, however, that, upon settlement of an SAR, the number of Shares underlying the portion of the SAR that is exercised will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan.

If any Award under the Plan, or any award under the Pre-Existing Plans that is outstanding after December 31, 2017, terminates without the delivery of Shares, whether by lapse, forfeiture, cancellation or otherwise, the Shares subject to such Award or such award under the Pre-Existing Plans, to the extent of any such termination, shall again be available for grant under the Plan. Notwithstanding the foregoing, upon the exercise of any Award, or any award under the Pre-Existing Plans that is outstanding after December 31, 2017, granted in tandem with any other Awards or any awards under the Pre-Existing Plans that are outstanding after December 31, 2017, such related Awards or awards under the Pre-Existing Plans shall be cancelled to the extent of the number of shares of Company Stock as to which the Award or award under the Pre-Existing Plans is exercised and such number of shares shall no longer be available for Awards under the Plan. Subject to Applicable Law, if any Shares subject to an Option, SAR or Other Stock-Based Award in the nature of purchase rights granted hereunder or under any such award under the Pre-Existing Plans that is outstanding after December 31, 2017 are withheld or applied as payment in connection with the exercise of the Option, SAR or Other Stock-Based Award in the nature of purchase rights or the withholding or payment of taxes related thereto or separately surrendered by the Participant for any such purpose (“Returned Shares”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. Subject to Applicable Law, if any Shares subject to a Full Value Award granted hereunder or under any such award under the Pre-Existing Plans that is outstanding after December 31, 2017 are withheld or applied as payment of taxes related thereto or separately surrendered by the Participant for such purpose, such Returned Shares will again be available for grant under the Plan. The number of Shares available for issuance under the Plan may not be increased through the Company’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options granted hereunder. In addition, in the case of any Substitute Award granted in assumption of or in substitution for an Acquired Entity Award, Shares delivered or deliverable in connection with such Substitute Award shall not be counted against the number of Shares reserved under the Plan (to the extent permitted by applicable stock exchange rules), and available shares of stock under a stockholder-approved plan of an Acquired Entity (as appropriately adjusted to reflect the transaction) also may be used for Awards under the Plan, which shall not reduce the number of Shares otherwise available under the Plan (subject to applicable stock exchange requirements).

Shares may be allotted and issued pursuant to the Plan from the Company’s authorized but unissued share capital, or the reissue of treasury Shares.

The proceeds which the Company receives in connection with Awards granted under the Plan, shall be used for general corporate purposes and shall be added to the general funds of the Company.

4.2 Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change of Control.

(a) In the event that the Committee determines that any dividend or other distribution (excluding any ordinary dividend or distribution) (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the Exercise

Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance goals or criteria with respect thereto). Notwithstanding the foregoing, (x) no such adjustment shall be authorized with respect to any Options or SARs to the extent that such adjustment would cause the Option or SAR (determined as if such Option or SAR was an Incentive Stock Option) to violate Section 424(a) of the Code or with respect to any Awards to the extent such adjustment would subject any Grantee to taxation under Section 409A of the Code; and (y) the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b) In the event of a merger or consolidation of the Company with or into another corporation or a sale of all or substantially all of the shares or stock of the Company or all or substantially all of the assets of the Company, including by way of a court sanctioned compromise or scheme of arrangement (a “Corporate Transaction”) that results in a Change in Control, unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Committee shall cancel any outstanding Awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the Committee accelerates the vesting of such Awards), and, with respect to any vested and nonforfeitable Awards, without the need for the consent of any Participant in Participant’s status as the grantee of the Award, the Committee may either (i) allow all Grantees to exercise such Awards in the nature of Options and SARs, to the extent then exercisable or to become exercisable upon the Corporate Transaction, within a reasonable period prior to the consummation of the Corporate Transaction and cancel any Awards in the nature of outstanding Options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding Awards in exchange for a payment (in cash and/or in securities and/or other property) in an amount equal to the amount that the Grantee would have received (net of the Exercise Price with respect to any Awards in the nature of Options or SARs) if such vested Awards were settled or distributed, or such vested Options and SARs were exercised, immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Award in the nature of an Option or SAR is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to any outstanding Option or SAR equals or exceeds the amount payable per Share in the Corporation Transaction, such Awards shall be cancelled without any payment to the Grantee.

(c) In connection with any Corporate Transaction that results in a Change in Control, the Committee may, in the exercise of its sole discretion, cause Awards to be vested and non-forfeitable, earned and payable and cause any conditions on any such Award to lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable or earned or payable, and allow all Grantees to exercise Awards of Options and SARs within a reasonable period prior to the consummation of any proposed action. Any Awards that remain unexercised or outstanding upon consummation of such proposed action shall be cancelled without any further consideration therefor.

(d) Notwithstanding the forgoing provisions of this Section 4.2, if an Award constitutes deferred compensation within the meaning of Code Section 409A, no payment or settlement of such Award shall be made pursuant to Section 4.2(b) or (c), unless the Corporate Transaction or the dissolution or liquidation of the Company, as applicable, constitutes a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company as described in Treasury Regulation Section 1.409A-3(i)(5) and such payment or settlement does not result in a violation of Code Section 409A.

4.3 Individual Award Limits. Except as provided herein or in Section 5.6(b), no Grantee may be granted under the Plan Awards denoted in Shares as of the date of grant (regardless of whether the Awards will be settled in Shares, cash or other property) with respect to more than 500,000 Shares (twice that limit for Awards that are granted to an Eligible Person in the calendar year in which the Eligible Person first commences employment or service) (based on the highest level of achievement resulting in the maximum payout) in a single calendar year, subject to adjustment as provided in Section 4.2(a). Additionally, the maximum potential value of any Awards denoted in cash as of the date of grant (regardless of whether the Awards will be settled in Shares or cash) that may be granted under the Plan in any calendar year to any Eligible Person shall not exceed $7,500,000 (twice that limit for Awards that are granted to an Eligible Person in the calendar year in which the Eligible Person first commences employment or service) (based on the highest level of achievement resulting in the maximum payout) for all such Awards. Such annual limitations apply to Dividend Equivalents under Article 11 only if such Dividend Equivalents are granted separately from and not as a feature of another Award (even if that feature is treated as a separate award for other purposes, including Section 409A of the Code). Notwithstanding the foregoing, however, the Committee may make exceptions to the foregoing limits in extraordinary circumstances as the Committee may determine.

4.4 Performance-Based Awards. For Performance-Based Awards, the objective Performance Measure(s) may be chosen from any financial performance measures the Committee deems appropriate, including without limitation any of the following: (i) return over capital costs, (ii) total earnings, (iii) consolidated earnings, (iv) earnings per share, (v) net earnings, (vi) earnings before interest expense, taxes, depreciation, amortization and other non-cash items, (vii) earnings before interest and taxes, (viii) consolidated net income, (ix) the market capitalization of SunTrust Stock, (x) Stock price, (xi) return on assets, (xii) total shareholder return, (xiii) expenses or the reduction of expenses, (xiv) revenue growth, (xv) efficiency ratios, (xvi) economic value added, (xvii) return on equity, (xviii) return on tangible equity, (xix) cash return on equity, (xx) cash return on tangible equity, (xxi) net income available to common shareholders, (xxii) book value per share, (xxiii) pre-tax income or growth, (xxiv) operating earnings per share of Stock or growth (excluding one-time, non-core items), (xxv) cash earnings per share of Stock or growth, (xxvi) cash operating earnings per share of Stock or growth excluding one-time, non-core items), (xxvii) cash return on assets (xxviii) operating leverage, (xxix) net interest margin, (xxx) Tier 1 capital, (xxxi) risk-adjusted net interest margin, (xxxii) total risk-based capital ratio, (xxxiii) tangible equity and tangible assets, (xxxiv) tangible common equity and tangible assets, (xxxv) tangible book value per share, (xxxvi) loan balances or growth, (xxxvii) deposit balances or growth, (xxxviii) low cost deposit balances or growth, (xxxix) common equity Tier 1, (xl) value at risk, (xli) market value of equity, (xlii) price to earnings ratio, (xliii) loan to deposit ratio, (xliv) net charge-off ratio, (xlv) allowance for loan losses to total loans ratio, (xlvi) allowance to nonperforming loan ratio, (xlvii) delinquent loans to total loans ratio, (xlviii) leverage ratio, (xlix) liquidity coverage ratio, (l) dividend payout ratio, (li) credit ratings (lii) net interest income sensitivity, (liii) pre-provision net revenue, (liv) return on tangible common equity, (lv) any financial metric required to be reported under Basel III, including but not limited to common equity Tier 1 and risk-weighted assets, (lvi) growth or change in any of the foregoing over a specified period of time, (lvii) any measure or ratio calculated using any combination of the foregoing or (lviii) peer group comparisons of any of the aforementioned performance conditions. Any Performance Measures that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established or at any time thereafter to include or exclude any items otherwise includable or excludable under GAAP. Any applicable Performance Measure may be applied on a pre- or post-tax basis. The Committee may, on the Grant Date or at any time thereafter, provide that the formula for such Award may include or exclude items to measure specific objectives, including without limitation losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, infrequently occurring, nonrecurring gain or loss. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, the Company and its consolidated subsidiaries, any one or more departments, accounting segments, lines of business, units, divisions or functions within the Company or any one or more Affiliates; may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices); and may apply in any other manner the Committee may determine. For Performance-Based Awards the Performance Measures may not include solely the mere continued employment or service of the Participant, but, the Award may be contingent upon the Participant’s continued employment or service in addition to the Performance Measures.

If the Committee, on the date of grant or at any time thereafter, prescribes that an Award shall become exercisable, nonforfeitable and transferable or earned and payable only upon the attainment of any of the above Performance Measures, the Award shall become exercisable, nonforfeitable and transferable or earned and payable only to the extent that the Committee certifies that such conditions have been achieved. In determining if the Award is to become exercisable, nonforfeitable and transferable or earned and payable upon the attainment of the above Performance Measures, the Committee shall adjust the terms of the Award, in the manner that the Committee determines equitable and appropriate, in the event of (i) any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product of the Company, an Affiliate or business unit that is material taken as a whole, (ii) unanticipated asset write-downs or impairment charges, (iii) litigation or claim judgments or settlements thereof, (iv) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (v) accruals for reorganization or restructuring programs, or extraordinary infrequently occurring, non-reoccurring items, and (vi) any other unanticipated and material changes that result in any inequitable enlargement or dilution of any of the Participant’s rights under the Award, as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. The Committee shall have the discretion to determine the manner and form of any such required adjustments, which may include, but not be limited to, adjusting (i) the stated Performance Measures or business criteria upon which the Award is based, (ii) the stated performance goals or targets, (iii) the stated weighting of the Performance Measures or business criteria upon which the Award is based, (iv) the stated peer groups, values, third-party measures or other indices that are to be used but are no longer comparable or appropriate, (v) the level of achievement of the stated Performance Measures, (vi) the specific payout levels or payout amounts for the Award, and (vii) any other factors, terms or determinations necessary to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award.

Notwithstanding the foregoing, the Committee shall retain the discretion to adjust such Awards upward or downward as the Committee may determine.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Performance-Based Award, the Performance Measures, the Performance Period or any other terms of the Award are no longer appropriate, the Committee shall adjust, change, eliminate or cancel the Award, the Performance Measures, the applicable Performance Period, or such other terms as the Committee deems appropriate in order to make them appropriate and comparable to the initial Award, the Performance Measures, the Performance Period or such original terms.

4.5 Fractional Shares. If any adjustment of Awards would create a fractional Share or the right to acquire a fractional Share, or vesting or settlement of an Award would create a fractional Share or the right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares shall be rounded down to the nearest whole Share. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. Subject to the foregoing, the Committee may determine whether cash, other Awards or other property shall be issued or paid in lieu of a fractional Share or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Article 5

Eligibility and General Conditions of Awards

5.1 Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award provided, however, that all Awards made to Non-Employee Directors shall be determined by the Board in its sole discretion. No Award may be granted at a time when such grant would constitute a breach of Applicable Law.

5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement and, unless the Committee determines otherwise, such Agreement must be signed, acknowledged and returned by the Participant to the Company. Unless the Committee determines otherwise, any failure by the Participant to sign and return the Agreement within such period of time following the granting of the Award as the Committee shall prescribe shall cause such Award to the Participant to be null and void. By accepting an Award or other benefits under the Plan (including participation in the Plan), each Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consented to, all provisions of the Plan and the Agreement.

5.3 General Terms and Termination of Affiliation. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 17.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture or transfer, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Awards may be granted for no consideration other than prior and future services save that in no event will Shares the subject to Award be allotted and issued unless the nominal value per Share is paid in cash, save to the extent permitted by Applicable Law. Except as otherwise determined by the Committee pursuant to this Section 5.3, all Options that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, or which have outstanding Performance Periods, at the time of a Termination of Affiliation shall be forfeited to the Company. Notwithstanding any other provision of the Plan to the contrary and subject to the immediately following proviso, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted or, with respect to equity-based Awards to Non-Employee Directors, if earlier, no earlier than fifty (50) weeks from the date of the annual meeting of the Company’s stockholders at which such Awards were granted; provided, however, that (i) the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available Shares (the “5% Exception Limit”) authorized for issuance under the Plan (subject to adjustment under Section 4.2), and (ii) to the extent equity-based Awards to Non-Employee Directors vest as of a date that is earlier than both the first anniversary of the date the Award is granted and fifty (50) weeks from the date of the annual meeting of the Company’s stockholders at which such Awards were granted, such Awards shall count against the 5% Exception Limit set forth in clause (i). For the avoidance of doubt, the foregoing restriction does not apply to the Committee’s discretion to provide in the terms of the Award or otherwise for accelerated exercisability or vesting of any Award upon the occurrence of one or more events other than completion of a service period, including without limitation the Participant’s Retirement, death, Disability, Involuntary Termination, Termination of Affiliation by the Company and its Affiliates without Cause or by the Participant for Good Reason, or a Change in Control. Additionally, no dividends or Dividend Equivalents shall be paid with respect to any Awards that do not become vested, non-forfeitable or payable under the Plan.

5.4 Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (a “DRO”) as defined in Section 414(p)(1)(B) of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company or other Forfeiture Transferee) or pursuant to a DRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Awards (other than Incentive Stock Options and corresponding Awards), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, any person sharing the Grantee’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Award may be exercised by such transferee in accordance with the terms of the Award Agreement. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d) Nothing herein shall be construed as requiring the Company or any Affiliate to honor a DRO except to the extent required under Applicable Law.

5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised or other Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

5.6 Stand-Alone, Tandem and Substitute Awards.

(a) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan unless such tandem or substitution Award would subject the Grantee to tax penalties imposed under Section 409A of the Code. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits; provided, however, that if any SAR is granted in tandem with an Incentive Stock Option, such SAR and Incentive Stock Option must have the same Grant Date, Term and the Exercise Price of the SAR may not be less than the Exercise Price of the Incentive Stock Option.

(b) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for share or stock and share or stock-based awards (“Acquired Entity Awards”) held by current or former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or shares or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations of Sections 4.1 and 4.3 on the number of Shares reserved or available for grants shall not apply to Substitute Awards granted under this Section 5.6(b).

5.7 Compliance with Rule 16b-3. The provisions of this Section 5.7 will apply to Awards as applicable.

(a) Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b) of the Exchange Act: (i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(b) To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(c) Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

5.8 Deferral of Award Payouts. The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Awards, the satisfaction of any requirements or goals with respect to Awards, the lapse or waiver of the deferral period for Awards, or the lapse or waiver of restrictions with respect to Awards. If the Committee permits such deferrals, the Committee shall establish rules and procedures for making such deferral elections and for the payment of such deferrals, which shall conform in form and substance with applicable regulations promulgated under Section 409A of the Code and Article 17 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee’s deferral election.

5.9 Extension of Term of Award. Notwithstanding any provision of the Plan providing for the maximum term of an Award, however, in the event any Award would expire prior to exercise, vesting or settlement because trading in Shares is prohibited by law or by any insider trading policy of the Company, the Committee may extend the term of the Award (or provide for such in the applicable Award Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the Participant to realize the value of the Award, provided such extension (i) is permitted by law, (ii) does not violate Code Section 409A with respect to any Award, and (iii) does not otherwise adversely impact the tax consequences of the Award (such as incentive stock options and related Awards).

5.10 Section 162(m) Transition Rule. If and to the extent that the Committee grants an Award that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, prior to the enactment of the Tax Cuts and Jobs Act of 2017, or grants an Award in substitution for any such award, then the Award shall be (i) subject to such terms and conditions as are required for the Award to continue to qualify under the transition rule for “qualified performance-based compensation” under Section 162(m) of the Code under the Tax Cuts and Jobs Act of 2017, as the Committee shall determine, (ii) the Award will be administered by a sub-committee of the Committee which is comprised of two or more members that qualify as “outside directors” under Section 162(m) of the Code prior to the enactment of the Tax Cuts and Jobs Act of 2017, and (iii) none of the provisions of the Plan shall apply to such Award to the extent such provisions would result in the Award no longer qualifying under the transition rule for “qualified performance-based compensation” under Section 162(m) of the Code prior to the Tax Cuts and Jobs Act of 2017.

Article 6

Stock Options

6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Term of the Option, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable, whether the Option is intended to be a Nonqualified Stock Option or an Incentive Stock Option and such other provisions as the Committee shall determine. Except as otherwise set forth in Section 5.6(b) above, no Option shall have a term of more than ten (10) years after its Grant Date, subject to earlier termination as provided herein or in the applicable Award Agreement. No Option may be exercised at a time when such exercise and/or the issuance of Shares pursuant to such exercise would be in breach of Applicable Law. No dividend rights or Dividend Equivalents may be granted in conjunction with any grant of Options.

6.3 Option Exercise Price. The Exercise Price of an Option under this Plan shall be determined in the sole discretion of the Committee but may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date (except as otherwise set forth in Section 5.6(b) above) and in no event will be less than the nominal value per Share if required by applicable law.

6.4 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. An Option designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation;

(b) shall have an Exercise Price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “More Than 10% Owner”), have an Exercise Price not less than one hundred ten percent (110%) of the Fair Market Value of a Share on its Grant Date;

(c) shall be for a period of not more than ten (10) years (five (5) years if the Grantee is a More Than 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds one hundred thousand dollars ($100,000) (the “$100,000 Limit”);

(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within ten (10) days of such a Disqualifying Disposition;

(g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

6.5 Payment of Exercise Price. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a) cash, personal check, cash equivalent or wire transfer;

(b) subject to Applicable Law and with the approval of the Committee, by delivery of Shares owned by the Grantee prior to exercise, valued at their Fair Market Value on the date of exercise;

(c) subject to Applicable Law and with the approval of the Committee, Shares acquired upon the exercise of such Option, such Shares valued at the Fair Market Value on the date of exercise;

(d) subject to Applicable Law and with the approval of the Committee, Restricted Shares held by the Grantee prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

(e) subject to Applicable Law (including the prohibited loan provisions of Section 402 of the Sarbanes Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Exercise Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7

Stock Appreciation Rights

7.1 Issuance. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate. No dividend rights or Dividend Equivalents may be granted in conjunction with any grant of SARs.

7.2 Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee. Except as otherwise set forth in Section 5.6(b) above, no SAR shall have a term of more than ten (10) years after its Grant Date, subject to earlier termination as provided herein or in the applicable Award Agreement. No SAR may be exercised at a time when such exercise and/or the issuance of Shares pursuant to such exercise would be in breach of Applicable Law.

7.3 SAR Exercise Price. The Exercise Price of a SAR shall be determined by the Committee in its sole discretion; provided that, except as otherwise set forth in Section 5.6(b) above, the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the grant of the SAR (or the exercise price of a related Option if granted in tandem therewith).

7.4 Exercise and Payment. Upon the exercise of an SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b) The number of Shares with respect to which the SAR is exercised.

SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. The Company shall make payment in respect of any SAR within thirty (30) days of the date the SAR is exercised unless the Award Agreement specifically provides otherwise. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.5 Grant Limitations. The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee’s sole discretion, are necessary or desirable in order for Grantees to qualify for an exemption from Section 16(b) of the Exchange Act.

Article 8

Restricted Shares

8.1 Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

8.2 Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under Applicable Law.

8.3 Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares provided that it shall be no less than the nominal value per Restricted Share if required to be paid by applicable law.

8.4 Effect of Forfeiture. If Restricted Shares are Forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Forfeiture Transferee at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such Forfeiture. The Forfeiture Transferee shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date of the event causing the Forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

8.5 Voting and Dividend Equivalent Rights Attributable to Restricted Shares. A Grantee awarded Restricted Shares will have all voting rights with respect to such Restricted Shares. Unless the Committee determines and sets forth in the Award Agreement that Grantee will not be entitled to receive any dividends with respect to such Restricted Shares, a Grantee will have the right to receive all dividends in respect of such Restricted Shares, which dividends shall be either deemed reinvested in additional shares of Restricted Shares, which shall remain subject to the same forfeiture conditions applicable to the Restricted Shares to which such dividends relate, or paid in cash if and at the time the Restricted Shares are no longer subject to forfeiture, as the Committee shall set forth in the Award Agreement. No dividends may be paid with respect to Restricted Shares that are Forfeited.

8.6 Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares if certificated (x) shall be held (together with a stock transfer form executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become non-Forfeitable or are Forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

Article 9

Restricted Stock Units

9.1 Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of Shares to which the Restricted Stock Units relate and such other provisions as the Committee shall determine.

9.2 Vesting and Delivery. An Award of Restricted Stock Units may be subject to such substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon the achievement of such objectives as the Committee shall determine at the time of grant or thereafter. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Restricted Stock Units remain subject to a substantial risk of forfeiture, such Restricted Stock Units shall be forfeited. Delivery of Shares subject to a grant of Restricted Stock Units will occur (i) no later than the 15th day of the third month following the end of the taxable year of the Grantee, or the fiscal year of the Company, in which the Grantee’s rights under such Restricted Stock Units are no longer subject to a substantial risk of forfeiture as defined under Section 409A of the Code or (ii) upon the occurrence of one or more of the distribution events described in Section 409A(a)(2) of the Code, as specified by the Committee in the Grantee’s Award Agreement for the Award of Restricted Stock Units.

9.3 Voting and Dividend Equivalent Rights Attributable to Restricted Stock Units. A Grantee awarded Restricted Stock Units will have no voting rights with respect to such Restricted Stock Units prior to the delivery of Shares in settlement of such Restricted Stock Units. Unless the Committee determines and sets forth in the Award Agreement that a Grantee will not be entitled to receive any Dividend Equivalents with respect to such Restricted Stock Units, the Grantee will have the right to receive Dividend Equivalents in respect of Restricted Stock Units, which Dividend Equivalents shall be either deemed reinvested in additional Shares of Restricted Stock Units, as applicable, which shall remain subject to the same forfeiture conditions applicable to the Restricted Stock Units to which such Dividend Equivalents relate, or paid in cash if and at the time the Restricted Stock Units are no longer subject to forfeiture and deliverable, as the Committee shall set forth in the Award Agreement. No Dividend Equivalents may be paid on Restricted Stock Units that are Forfeited.

Article 10

Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards; provided, however, that no Dividend Equivalents may be granted in conjunction with any grant of Options or SARs, and no Dividend Equivalents may be paid on any Awards other than Options and SARs unless and until the Awards become vested, nonforfeitable and/or payable. The Committee may provide that Dividend Equivalents not paid in connection with an Award shall either be (i) paid or distributed in cash when the Dividend Equivalents or Awards to which such Dividend Equivalents relate become vested, nonforfeitable and/or payable or (ii) deemed to have been reinvested in additional Dividends Equivalents or Awards.

Article 11

Bonus Shares

Subject to the terms of the Plan, including without limitation the repricing restrictions set forth in Section 3.3 and the minimum requirements set forth in Section 5.3, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

Article 12

Phantom Stock

12.1 Grant of Phantom Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Phantom Stock to any Eligible Person, in such amount and upon such terms as the Committee shall determine. Unless the Committee determines otherwise, Phantom Stock is intended to conform in form and substance with applicable regulations promulgated under Section 409A of the Code and with Article 17 to ensure that Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such Phantom Stock.

12.2 Award Agreement. Each grant of Phantom Stock shall be evidenced by an Award Agreement that shall specify the number of Shares to which the Phantom Stock relates, the Period(s) of Vesting and such other provisions as the Committee shall determine.

12.3 Vesting and Payment.

(a) An Award of Phantom Stock may be subject to such substantial risk of forfeiture conditions as the Committee may impose, which conditions my lapse at such times or upon achievement of such objectives as the Committee shall determine and set forth in the Award Agreement. Unless otherwise determined by the Committee, to the extent the Grantee has a Termination of Affiliation while the Phantom Stock remains subject to a substantial risk of forfeiture, such Shares of Phantom Stock shall be forfeited.

(b) Shares of Phantom Stock granted to a Grantee shall become payable (i) no later than the 15th day of the third month following the end of the taxable year of the Grantee, or the fiscal year of the Company, in which Grantee’s rights under such Phantom Stock are no longer subject to a substantial risk of forfeiture as defined under Section 409A of the Code or (ii) upon the occurrence of one or more of the distribution events described in Section 409A(a)(2) of the Code, as specified by the Committee in the Grantee’s Award Agreement for the Award of Phantom Stock. If the Committee so determines, payment of Shares of Phantom Stock shall be made, to the extent vested at such time, in a lump sum or periodic installments, at the time of vesting or on the specified date(s) set forth in the Award Agreement or, if earlier, upon the Grantee’s death, Disability, Separation from Service, or other distribution event described in Section 409A(a)(2) of the Code, to the extent set forth in the Award Agreement.

12.4 Voting and Dividend Equivalent Rights Attributable to Phantom Stock. A Grantee awarded Phantom Stock will have no voting rights with respect to such Phantom Stock. Unless the Committee determines and sets forth in the Award Agreement that the Grantee will not be entitled to receive any Dividend Equivalents with respect to such Phantom Stock, the Grantee will the right to receive Dividend Equivalents in respect of Phantom Stock, which Dividend Equivalents shall be either deemed reinvested in additional Shares of Phantom Stock, which shall remain subject to the same forfeiture and other conditions applicable to the Phantom Stock to which the Dividend Equivalents relate or paid in cash if and at the time the Phantom Stock is payable, as the Committee shall set forth in the Award Agreement. No Dividend Equivalents shall be paid on Phantom Stock that is forfeited.

12.5 Accounts. Shares of Phantom Stock awarded to a Participant (and related Dividend Equivalent Rights) pursuant to an Award shall be credited to a Phantom Stock Account to be maintained on behalf of such Participant. Such Account shall be debited by the number of shares of Phantom Stock with respect to which any payments are made. Notwithstanding any other provision of this Plan, this Plan shall remain an unfunded plan and the description of Phantom Stock in this Article 12 shall not obligate the Company or any Affiliate to set aside any funds or to make any actual investments pursuant to this Plan.

Article 13

Other Stock-Based Awards

The Committee is authorized, subject to limitations under Applicable Law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 13 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

Article 14

Non-Employee Director Awards

Subject to the terms of the Plan, the Committee may grant Awards to any Non-Employee Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee in its sole discretion. Except as otherwise provided in Section 5.6(b), a Non-Employee Director may not be granted Awards during any single calendar year that, taken together with any cash fees paid to such Non-Employee Director during such calendar year in respect of the Non-Employee Director’s service as a member of the Board during such year, exceeds $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial accounting purposes). Notwithstanding the foregoing, the Board may make exceptions to the foregoing limit (up to twice such limit) for a non-executive chair of the Board or, in extraordinary circumstances, for other individual Non- Employee Directors, as the Board may determine, provided that the Non-Employee Director receiving such Awards may not participate in the decision to make such Awards.

Article 15

Cash Incentive Awards

15.1 Cash Incentive Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash Incentive Awards to any Eligible Person in such amounts and upon such terms, including without limitation the achievement of specific Performance Measures during a Performance Period, as the Committee may determine. An Eligible Person may have more than one Cash Incentive Award outstanding at any time. The Committee may grant an Eligible Person a Cash Incentive Award with a Performance Period that covers such number of calendar or fiscal years as the Committee shall determine and set forth in the Award Agreement.

15.2 Award Agreement. Each grant of a Cash Incentive Award shall be evidenced by an Award Agreement which shall specify the terms of the Cash Incentive Award as the Committee shall determine. Each Cash Incentive Award shall specify a payment amount or payment range as determined by the Committee. The amount of the Cash Incentive Award may be a flat dollar amount or determined by a formula, including minimum, target and maximum amounts. The Committee may establish performance goals applicable to each Cash Incentive Award in its discretion and the amount that will be paid to the Grantee pursuant to such Cash Incentive Award if the applicable performance goals for the Performance Period are met.

15.3 Vesting and Payment of Cash Incentive Awards. A Cash Incentive Award may be subject to substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon satisfaction of such terms and achievement of such objectives as the Committee shall determine and set forth in the Award Agreement. Unless otherwise determined by the Committee, to the extent the Grantee has a Termination of Affiliation while the Cash Incentive Award remains subject to a substantial risk of forfeiture, such Cash Incentive Award shall be Forfeited. A Cash Incentive Award granted to a Grantee shall become payable (i) no later than the 15th day of the third month following the end of the taxable year of the Grantee, or the fiscal year of the Company, in which Grantee’s rights under such Phantom Stock are no longer subject to a substantial risk of forfeiture as defined under Section 409A of the Code or (ii) upon the occurrence of one or more distribution events described in Section 409A(a)(2) of the Code, as specified by the Committee in the Grantee’s Award Agreement. Payment, if any, with respect to a Cash Incentive Award shall be made in cash in accordance with the terms of the Award Agreement.

15.4 Termination of Affiliation. The Committee shall determine the extent to which a Grantee shall have the right to receive Cash Incentive Awards following his or her Termination of Affiliation. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Grantee, but need not be uniform among all Cash Incentive Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 16

Amendment, Modification, and Termination

16.1 Amendment, Modification, and Termination. Subject to Section 16.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s shareholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s shareholders if such shareholder approval is required by any Applicable Law, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to shareholders for approval.

16.2 Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award. Notwithstanding the foregoing, the Board reserves the authority to terminate a 409A Award granted under the Plan in return for payment of the vested portion of the 409A Award provided the termination and payment satisfies the rules under Section 409A of the Code

Article 17

Compliance with Code Section 409A

17.1 Awards Subject to Code Section 409A. The provisions of this Article 17 shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Code Section 409A (a “409A Award”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award.

17.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Code Section 409A, the following rules shall apply to any deferral and/or elections by the Participant as to the form or timing of distributions (each, an “Election”) that may be permitted or required by the Committee with respect to a 409A Award:

(a) Any Election must be in writing and specify the amount being deferred, and the time and form of distribution (i.e., lump sum or installments) as permitted by this Plan. An Election may but need not specify whether payment will be made in cash, Shares or other property.

(b) Any Election shall become irrevocable as of the deadline specified by the Committee, which shall not be later than December 31 of the year preceding the year in which services relating to the Award commence; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Code Section 409A and is based on services performed over a period of at least twelve (12) months, then the deadline may be no later than six (6) months prior to the end of such Performance Period, and the Committee may determine other such deadlines to the extent permitted by Section 409A of the Code.

(c) Unless otherwise provided by the Committee, an Election shall continue in effect until a written election to revoke or change such Election is received by the Committee, prior to the last day for making an Election for the subsequent year.

17.3 Subsequent Elections. Except as otherwise permitted or required by Code Section 409A, any 409A Award that permits a subsequent Election by the Participant to further defer the distribution or change the form of distribution shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b) Each subsequent Election related to a distribution upon separation from service, a specified time, or a change in control as defined in Section 17.4(e) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c) No subsequent Election related to a distribution to be made at a specified time or pursuant to a fixed schedule shall be made less than twelve (12) months prior to the date the first scheduled payment would otherwise be made.

17.4 Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Code Section 409A, no distribution in settlement of a 409A Award may commence earlier than:

(a) Separation from Service;

(b) The date the Participant becomes Disabled (as defined in Section 2.21);

(c) The Participant’s death;

(d) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of the Award and set forth in the Award Agreement or (ii) specified by the Grantee in an Election complying with the requirements of Section 17.2 and/or 17.3, as applicable; or

(e) A change in control of the Company within the meaning of Treasury Regulation Section 1.409A-3(h)(5).

17.5 Six Month Delay. Notwithstanding anything herein or in any Award Agreement or Election to the contrary, to the extent that distribution of a 409A Award is triggered by a Grantee’s Separation from Service, if the Grantee is then a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)), no distribution may be made before the date which is six (6) months after such Grantee’s Separation from Service, or, if earlier, the date of the Grantee’s death.

17.6 Death or Disability. Unless the Award Agreement otherwise provides, if a Grantee dies or becomes Disabled before complete distribution of amounts payable upon settlement of a 409A Award, such undistributed amounts, to the extent vested, shall be distributed as provided in the Participants Election. If the Participant has made no Election with respect to distributions upon death or Disability, all such distributions shall be paid in a lump sum within 90 days following the date of the Participant’s death or Disability.

17.7 No Acceleration of Distributions. This Plan does not permit the acceleration of the time or schedule of any distribution under a 409A Award, except as provided by Code Section 409A and/or applicable regulations or rulings issued thereunder.

17.8 Short-Term Deferral. If an Award Agreement does not specify a payment date, payment of the Award will be made no later than the 15th day of the third month following the end of the taxable year of the Grantee, or the fiscal year of the Company, during which the Participant’s right to payment is no longer subject to a substantial risk of forfeiture under Section 409A of the Code.

Article 18

Withholding

18.1 Required Withholding.

(a) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted irrevocable instructions to deliver promptly to the Company, the amount to be withheld);

(ii) delivering part or all of the amount to be withheld in the form of Shares valued at its Fair Market Value on the Tax Date;

(iii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iv) withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or SARs, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, to be satisfied by withholding Shares upon exercise of such Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law that will not result in adverse financial accounting consequences with respect to such Awards and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a) (other than (a)(iii) above).

18.2 Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 19

Limitation on Benefits

Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan, alone or in combination with any other payments or distributions under any other plan, agreement or arrangement, would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of such payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant under all Awards must be reduced to such Reduced Amount, but not below zero, with the amounts to be reduced so as to maximize the aggregate Net After Tax Receipts to the Participant. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article 19 are final, conclusive and binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article 19, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid (“Overpayment”) or that additional amounts which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by applicable law, which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Section 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Participant but no later than the end of the Participant’s taxable year next following the Participant’s taxable year in which the determination is made that the underpayment has occurred. For purposes of this Article 19, (i) “Net After Tax Receipt” means the Present Value of payments and benefits under this Plan and any other plan, agreement or arrangement, net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Participant’s taxable income for the applicable taxable year; (ii) “Present Value” means the value determined in accordance with Code Section 280G(d)(4) and (iii) “Reduced Amount” means the smallest aggregate amount of all payments and benefits under this Plan and any other plan, agreement or arrangement, which (a) is less than the sum of all such payments and benefits and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if all such aggregate payments and benefits were any other amount less than the sum of all payments and benefits to be made under this Plan. Any reduction of payments or benefits pursuant to this Article 19 shall be made in the following order: (i) first against any cash compensation in order of the latest amounts to be paid and otherwise on a pro rata basis, (ii) second against any benefits otherwise payable in order of the latest amounts to be delivered and otherwise on a pro rata basis; and (iii) third against any equity or related awards in order of the latest amounts to be settled and otherwise on a pro rata basis.

Article 20

Additional Provisions

20.1 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

20.2 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

20.3 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any Applicable Law or regulation.

20.4 Securities Law Compliance.

(a) If the Committee deems it necessary to comply with any Applicable Law, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. In addition, if requested by the Company and any underwriter engaged by the Company, Shares acquired pursuant to Awards may not be sold or otherwise transferred or disposed of for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s initial public offering or 90 days in the case of any other public offering. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b) If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any Applicable Law, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

20.5 Awards Subject to Share Retention Guidelines and Claw-Back Policies. Notwithstanding any provisions herein to the contrary, (i) Shares acquired by a Participant under the Plan upon the exercise, payment or settlement of an Award shall be subject to the terms of any Share retention guidelines currently in effect or subsequently adopted by the Board and (ii) all Awards granted hereunder shall be subject to the terms of any recoupment policy currently in effect or subsequently adopted by the Board to implement Section 304 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) or Section 10D of the Exchange Act (or with any amendment or modification of such recoupment policy adopted by the Board) to the extent that such Award (whether or not previously exercised or settled) or the value of such Award is required to be returned to the Company pursuant to the terms of such recoupment policy.

20.6 No Rights as a Shareholder. Unless otherwise determined by the Committee and set forth in the Award Agreement, no Grantee shall have any rights as a shareholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of an Award, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Awards. Stock dividends and deferred cash dividends issued with respect to Awards shall be subject to the same restrictions and other terms as apply to the Awards with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

20.7 Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

20.8 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Employee Directors as it may deem desirable.

20.9 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Georgia, other than its laws respecting choice of law, to the extent not superseded by federal law.

20.10 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

20.11 Affiliation. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a consultant to the Company or any Affiliate.

20.12 Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

20.13 Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

20.14 Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

20.15 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

20.16 Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

20.17 Employee Status. If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Participant and the Company and/or an Affiliate if, at the time of the determination, the Participant is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Participant on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three months (six months to the extent required by Section 409A of the Code), or, if longer, so long as the individual’s right to re-employment with the Company or any of its Affiliates is guaranteed either by statute or by contract. If the period of leave exceeds three months (six months to the extent required by Section 409A of the Code), and the individual’s right to re-employment is not guaranteed by statute or by contract, the employment shall be deemed to be terminated on the first day after the end of such three-month (six-month) period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or adviser shall not be affected by any change in the status of the Participant so long as the Participant continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Participant’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or such prior to such occurrence, the Participant will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Participant is no longer the Company or an entity that qualifies as an Affiliate.

20.18 No Right to Continue in Service or Employment. Nothing in the Plan or any Award Agreement shall confer upon any Non-Employee Director the right to continue to serve as a director of the Company. Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment or service by the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant.

20.19 Payment on Behalf of Participant or Beneficiary.

(a) If the Participant is incompetent to handle Participant’s affairs at the time the Participant is eligible to receive a payment from the Plan, the Committee will make payment to the Participant’s court-appointed personal representative or, if none, the Committee, in its sole discretion, may make payment to the Participant’s duly appointed guardian, legal representative, next-of-kin or attorney-in-fact for the benefit of the Participant.

(b) If the Beneficiary of a deceased Participant is a minor or is legally incompetent, the Committee will make payment to the Beneficiary’s court-appointed guardian or personal representative or to a trust established for the benefit of the Beneficiary, or if no such guardian, representative or trust exists, the Committee, in its sole discretion, may make payment to the Beneficiary’s surviving parent or his next-of-kin for the benefit of the Beneficiary.

(c) If the Committee for any reason considers it improper to direct any payment as specified in this Section 20.19, the Committee may request a court of appropriate jurisdiction to determine the appropriate payee.

(d) Any payment made by the Committee pursuant to this Section 20.19 shall be in full satisfaction of all liability of the Plan, the Company and its Affiliates with respect to any benefit due a Participant or a Participant’s Beneficiary under this Plan.

20.20 Miscellaneous.

(a) No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

(b) Nothing contained herein prohibits the Participant from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission. The Participant does not need prior authorization from the Company to make any such reports or disclosures, and is not required to notify the Company about such disclosures.

(c) Agreements evidencing Awards under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine in its sole discretion, including penalties for the commission of competitive acts or other actions detrimental to the Company. Notwithstanding any other provision hereof, the Committee shall have the right at any time to deny or delay a Participant’s exercise of Options or the settlement of an Award if such Participant is reasonably believed by the Committee (i) to be engaged in material conduct adversely affecting the Company or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Participant is not engaged in, and is not contemplating, such material conduct adverse to the interests of the Company.

(d) Participants are and at all times shall remain subject to the securities trading policies adopted by the Company from time to time throughout the period of time during which they may exercise Options, Stock Appreciation Rights or sell shares of Company Stock acquired pursuant to the Plan.

(e) Notwithstanding any other provision of this Plan, (i) the Company shall not be obliged to issue any shares pursuant to an Award unless at least the par value of such newly issued share has been fully paid in advance in accordance with Applicable Law (which requirement may mean the holder of an Award is obliged to make such payment) and (ii) the Company shall not be obliged to issue or deliver any shares in satisfaction of Awards until all legal and regulatory requirements associated with such issue or delivery have been complied with to the satisfaction of the Committee.

(f) The Committee has no obligation to search for the whereabouts of any Participant or Beneficiary if the location of such Participant or Beneficiary are not made known to the Committee.

(g) By accepting Awards and as a condition to the exercise of Awards and the enjoyment of any benefits of the Plan, including participation therein, each Participant agrees to be bound by and subject to non-competition, confidentiality and invention ownership agreements acceptable to the Committee or any officer or director to whom the Committee elects to delegate such authority.

(h) Notwithstanding any other provision of the Plan or any Agreement to the contrary, a Participant shall forfeit any and all rights under an Award upon receipt of notice from the Company or an Affiliate that the Participant will incur a Termination of Affiliation by the Company or such Affiliate for Cause.